                                                                   EXHIBIT 10.22

                               LICENSE AGREEMENT
                               -----------------

THIS LICENSE AGREEMENT ("Agreement") is entered into as of the 27th day of
                         ---------                             ----
November, 1996 by and among HomeOwners Mortgage and Equity, Inc., a Delaware corporation ("Home"), and Builders Square, Inc., a Delaware corporation
              ----
("Builders Square").
-----------------

                                   RECITALS
                                   --------

A. Home is a consumer finance company in the business of originating, purchasing, selling and servicing permanent, fixed term, home improvement and other secondary priority mortgage and unsecured loans for owners of residential real property.

B. Builders Square is a multi-store retailer selling home improvement and repair building materials, hardware and related merchandise to consumers and commercial contractors and providing installed sales of home improvement and repair projects on a turn-key basis to its customers.

C. Builders Square desires to grant a license to Home, and Home desires to accept a license from Builders Square, to allow Home to enter certain Builders Square stores for the limited purposes described in this Agreement and otherwise in accordance with this Agreement.

      In consideration of the premises and the mutual promises, covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following definitions:

      "Builders Square customers":   All customers of Builders Square which buy
      ---------------------------
      Builders Square's goods or services directly from Builders Square in connection with any of the Stores.

      "Designated employees":  Employees of Builders Square selected by Builders
      ----------------------
      Square in its sole discretion.

      "Home's Loan Products" or "Loan Products":  All terms, conditions,
       -----------------------------------------
      features and other descriptions of fixed term home improvement loans offered by Home to customers of Builders Square that own residential real property and are qualifying loans in all respects with the FHA Title I mortgage insurance program and/or Home's conventional underwriting, closing and funding criteria, as the same is revised or modified from time to time, inclusive of unsecured loans up

                                       1
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      to $7,500.00, secured "no equity required" loans of up to $25,000.00, and secured loans of over $25,000.00 with equity requirements. Loan Products include permanent, fixed term loans for the purpose of financing the purchase of materials or installed sales projects on a turn-key basis.

      "Kiosk":  A kiosk with an automated loan machine which includes certain
      -------
      computer hardware and software developed and manufactured by Affinity Technology Group, Inc. ("Affinity"), which originates, processes, closes
                               --------
      and funds loans in an automated fashion.

      "Loan Documents":  Any and all loan documents relating to any of Home's
      ---------------
      Loan Products or the MoneyLink financing program, including, without limitation, any and all loan agreements, promissory notes, deeds of trusts, mortgages, financing statements, disclosures, notices, and any and all other agreements, disclosures, correspondence and/or notices related thereto.

      "MoneyLink" financing program:  The array of Home's Loan Products and the
      -----------------------------
      method in which such loans are offered, originated, underwritten, approved, closed, funded and serviced for customers of Home.

      "Promotional Materials":  Home's informational brochures, sales counter
      -----------------------
      brochures and displays, advertising copy, advertising banners, books, audio tapes, and other similar materials which describe Home's Loan Products and/or MoneyLink financing program.

2.    LICENSE; TERM AND TERMINATION.

2.1 LICENSE. Upon the terms and subject to the conditions contained in this Agreement, Builders Square hereby grants a license (the "License") to Home, and
                                                         -------
Home hereby accepts such a License, to enter the Builders Square stores described on Exhibit "A" attached hereto and incorporated herein for all
             -----------
purposes (collectively, the "Stores") to (i) place Kiosks in the Stores in order
                             ------
to make available Home's Loan Products to customers of Builders Square and (ii) otherwise allow Home to make available its Loan Products to customers of Builders Square, in accordance with the provisions of this Agreement. The actual location of each Kiosk within each Store shall be designated by Builders Square in a reasonably visible and accessible space within each Store. During the Test Period (defined in Section 2.2 hereof), and subject to availability from
                   -----------
Affinity, Home shall place one (1) Kiosk in each of the particular Test Stores (defined in Section 2.2 hereof) which are designated as containing a Kiosk on
            -----------
Exhibit "A". After the Test Period, Home shall place one (1) Kiosk in such
-----------
Builders Square stores and at such times as will be in accordance with a schedule to be agreed upon by Home and Builders Square prior to the end of the Test Period, or as may be otherwise agreed upon by Home and Builders Square. Notwithstanding any provision contained herein to the contrary, this Agreement shall not apply to any Builders Square stores which are not in existence as of the date hereof.

      All loans offered by Home under its Loan Products program shall be subject to the requirements of Home's underwriting guidelines, credit standards, rates of return and expense reimbursement standards, payment features, loan and credit documentation requirements and other features and criteria as may be established by Home from time to time for its Loan Products offered to customers of Builders Square. In no event shall Builders Square have any authority, duty, responsibility or obligation whatsoever to review any credit applicant's information for determining their worthiness of meeting Home's loan requirements or rendering any decision regarding the approval of a requested loan from Home. All credit decisions shall be the sole decision and responsibility of Home. Builders Square agrees that its designated employees shall, from time to time, inform interested customers about available Loan Products offered by Home, without remuneration of any kind from Home, by supplying the customers with Promotional Materials furnished by Home and informing the customers of the nature and benefits of Home's Loan Products.

2.2 TERM. The term of this Agreement shall commence on the date hereof and continue through May 31, 1997 (the "Test Period"). Notwithstanding anything to
                                    -----------
the contrary contained herein, during such Test Period, this Agreement shall only apply to those Builders Square stores identified on Exhibit "A" as the
                                                         -----------
"Test Stores."  Prior to the end of the Test Period, either party may terminate
------------
this Agreement based on either party's determination that the results achieved during the Test Period are unsatisfactory, in that party's sole judgment and discretion, by giving to the other party written notice of cancellation before the end of the Test Period. In the event this Agreement is not terminated before the end of the Test Period as described herein, this Agreement shall continue and remain in force and effect (unless terminated as provided in this Section 2)
                                                                      ---------
with respect to all the Stores for an initial term of three (3) years following the date of this Agreement. This Agreement shall thereafter be automatically renewed for three (3) successive renewal terms of three (3) years each, unless
(i) either Home or Builders Square shall give to the other party at least ninety
(90) days prior written notice of its intent not to renew this Agreement prior to the expiration of the initial three (3) year term or any three (3) year renewal term, or (ii) otherwise terminated pursuant to any other provision of this Section 2. For purposes of this Agreement, "term" means the Test Period,
     ---------
the initial term, and any renewal terms. Notwithstanding anything to the contrary contained herein, should Builders Square, for any reason whatsoever, close or cease operations at any Store, this Agreement shall ipso facto
                                                             ---- -----
terminate with respect to that Store, and Builders Square shall, in such instance, have no liability whatsoever to Home as a result of such closure or cessation of operations.

2.3   TERMINATION.  Notwithstanding the provisions of Section 2.2 hereof, this
                                                      -----------
Agreement may be terminated as follows:

      (a)  Termination by Mutual Consent.  Home and Builders Square may
           -----------------------------
terminate this Agreement at any time by mutual written consent.

      (b)  Termination Upon Default.  Either party may terminate this Agreement
           ------------------------
upon default by the other party with (i) thirty (30) days prior written notice to the other party of such party's default with respect to an obligation other than a breach of any warranty or representation contained in Sections 11.1 or
                                                             -------------
11.2 of this Agreement or (ii) fifteen (15) days prior written notice to the
----
other party of such party's default with respect to a breach of any such warranty or representation, unless such default is cured prior to the expiration of the applicable notice period. Any notice of default shall contain a detailed description of the alleged default and shall refer to the relevant provisions of this Agreement.

      (c)  Termination by Notice.  Either party may terminate this Agreement for
           ---------------------
any reason whatsoever in its sole and absolute discretion by giving the other party notice of its election to terminate. The termination shall be effective one (1) year from the date of the notice of termination (the "Notice Termination
                                                              ------------------
Date").  The effect of a notice of termination is to change the expiration date
----
of the term of the Agreement to the Notice Termination Date; in all other respects, this Agreement will remain in full force and effect until the Notice Termination Date unless this Agreement is terminated earlier under subparagraphs
(a) or (b) of this Section.

      (d)  Damages Limited.  In no event shall either party hereunder be liable
           ---------------
for any special, indirect, incidental, consequential or exemplary damages that may be incurred or claimed to be incurred by the other party, and each party hereby waives its rights to recover any such damages from the other party.

3.    Operation of Kiosks.

3.1 GENERAL; OWNERSHIP; TAXES. Each Kiosk shall be no larger than six feet (6') by eight feet (8') in dimension. The Kiosks shall not be physically affixed to the Stores. Builders Square may move each Kiosk to a different location within the same Store (which different location is mutually acceptable to Builders Square and Home), at Builders Square's sole cost and expense, no more than once in every calendar year, unless otherwise agreed by the parties. The Kiosks, and all personal property located on, in or at the Kiosks, shall be owned by Home, and Home shall pay any and all personal property taxes and any other taxes that may be levied by any governmental authority or quasi-governmental authority with jurisdiction in connection with the Kiosks, the operation or use of the Kiosks (including, without limitation, the loan and financing services to be offered by Home to Builders Square customers as described in this Agreement), and/or the personal property contained on, in or at the Kiosks.

3.2 MAINTENANCE; REPAIRS. Any and all repairs and maintenance in connection with the Kiosks shall be the obligation of Home; Builders Square shall have no obligation whatsoever to repair or maintain any of the Kiosks. Home shall keep and maintain the Kiosks clean and in good working condition at all times during the term hereof at Home's sole cost and expense.

3.3 ELECTRICITY AND TELEPHONE SERVICE. Builders Square shall make available reasonable lighting and power for Home to operate and maintain the Kiosks and agrees that Home may obtain telephone service for the Kiosks; provided that (i) all telephone lines and service used by Home in connection with the Kiosks shall be at Home's sole cost and expense, (ii) Builders Square shall not be responsible for the costs of extending any utility lines or utilities, and (iii) Builders Square shall not be responsible for, and shall not incur any liability to Home or any other person or entity as a consequence of, any electrical failure, power outage or telephone service failure which may affect the Kiosks and/or their operation.

3.4 SIGNS; NOISE. Home shall not place or erect any directional, informational or other signs or banners (collectively, the "Signs") in
                                                            -----
connection with the Kiosks at the Stores without the prior consent of Builders Square (including, without limitation, with regard to the size, color, dimensions, composition, and method of installation of the Signs). Any and all signs shall be the sole cost and expense of Home. Home shall comply with all Applicable Laws in connection with the Signs. All Signs shall be removed by Home on the termination or expiration of this Agreement. In addition, no loudspeakers, horns, flashing lights, music, public announcement system, or other similar loud or disruptive noise or communication shall be used by Home in connection with any of the Kiosks.

3.5 HOURS OF OPERATION; ACCESS. Home agrees to operate the Kiosks during the same hours and days that the relevant Stores are open to the public. Home's employees shall have access through the Stores to the Kiosks during the term hereof for purposes of maintaining the Kiosks; provided, however, that (i) such access through the Stores shall be restricted to normal business hours on days when the Stores are otherwise open to the public, and (ii) the activities of Home and its employees shall not interfere with the normal activities of Builders Square or its employees or customers. Builders Square shall make available reasonable work space surrounding the Kiosks for Home's employees to perform the services described in this Agreement.

4.    COVENANTS.

4.1 AFFIRMATIVE COVENANTS OF HOME. During the term of this Agreement, Home agrees to and acknowledges the following affirmative covenants of Home, in addition to any other covenants of Home in this Agreement:

      (a) During the Test Period, Home shall offer its Loan Products to customers of Builders Square as provided in this Agreement only in connection with the Test Stores. After the Test Period, Home shall offer its Loan Products to customers of

Builders Square as provided in this Agreement in connection with the Stores in accordance with a schedule to be agreed upon by Home and Builders Square prior to the end of the Test Period.

      (b) Home will continuously provide each Store (subject to the provisions of Section 4.1(a) hereof) with an ample supply of Promotional
              -----------
Materials for use by Builders Square in Builders Square's sole discretion, all of which Promotional Materials shall accurately and adequately describe Home's Loan Products.

      (c) Home will schedule and present training classes, seminars and conferences at times and in locations as mutually agreed by Builders Square and Home to adequately train the designated employees of Builders Square to use the Loan Products of Home and to effectively inform their respective customers of the benefits of Home's Loan Products. The training will be in accordance with the procedures set forth in Part Two of the ringbinder captioned The MoneyLink Book furnished to Builders Square as an appendix to this Agreement and as the same may be amended and modified from time to time, provided such an amended or modified version is furnished by Home to Builders Square and their designated employees, and provided, further, that all modifications and amendments shall be subject to the reasonable approval of Builders Square, to the extent such modifications or amendments may affect the rights, obligations or duties or Builders Square or its employees. Home's training and training materials shall also be consistent with the terms of this Agreement, including Exhibit "B"
                                                               -----------
hereto. For the initial term of this Agreement, this training will be provided by Walter Stoeppelwerth and HomeTech Information Systems, Inc. on behalf of Home and will include such additional topics as are mutually agreeable between the parties and Walter Stoeppelwerth and HomeTech Information Systems, Inc. Notwithstanding anything to the contrary set forth in this Agreement or in the training materials, it is expressly understood and agreed that Builders Square's designated employees shall not be expected or have any obligation to perform any tasks under or in connection with this Agreement other than the tasks set forth in Exhibit "B" attached hereto and made a part hereof for all purposes, and Home
   -----------
agrees to provide adequate training in the performance of such tasks at the foregoing-described training classes, seminars and conferences.

      (d) Home's Loan Products shall comply in all respects with the FHA Title I Home Improvement Loan Program and such other conventional loan programs as it deems necessary in its sole discretion to make credit available to customers of Builders Square considered to be within Home's grades as "A" through "C" credit quality loans, using Home's underwriting and credit scoring criteria and systems.

      (e) During the term hereof, Home agrees not to offer or make available its Loan Products or MoneyLink financing program through any home-improvement retail store operated by The Home Depot, Inc., Lowe's Co., Inc., Menard, Inc., or any affiliate or subsidiary of the foregoing, that is located within a twenty
(20) mile radius of any

Store. Notwithstanding the above, (i) the restriction described in the immediately preceding sentence shall not apply in connection with any Builders Square stores that do not exist as of the date of this Agreement, and (ii) Home may offer its Loan Products in any of the aforementioned stores, but only (A) with regard to unsecured loans, not secured loans, and (B) through the use of a Kiosk or similar automated technology.

4.2 AFFIRMATIVE COVENANTS OF BUILDERS SQUARE. During the term of this Agreement, Builders Square agrees to the following affirmative covenants:

      (a) Builders Square will allow Home to offer its Loan Products and MoneyLink financing program in all of the Stores, in accordance with the terms of this Agreement.

      (b) Builders Square will direct its designated employees to inform Builders Square customers of the availability of, and benefits provided by, Home's Loan Products and its MoneyLink financing program; provided, however, that Builders Square's designated employees shall not be required or expected to undertake any tasks with respect to Home's Loan Products or the MoneyLink financing program other than those set forth in Exhibit "B" hereto.
                                                -----------

      (c)   Builders Square will display Home's Signs (in accordance with
Section 3.4 hereof), point-of-sale marketing displays and Promotional Materials
-----------
in its Stores, provided that the amount and general appearance of the marketing displays and Promotional Materials are subject to Builders Square's prior approval.

      (d) Builders Square will direct its designated employees to participate in training classes, sessions and conferences provided by Home and Home's selected training representatives and vendors. Notwithstanding any provision to the contrary contained herein, however, Builders Square shall not be required to hire additional employees or pay any overtime to any employees in order to afford such employees the opportunity to attend such classes, sessions and conferences, or to otherwise satisfy Builders Square's obligations hereunder.

      (e) The license granted herein to Home shall be non-exclusive, except that Home's rights granted herein to offer Builders Square customers at the Stores permanent, fixed-term loans for the purposes of financing the purchase of materials or an installed sale project on a turn-key basis shall be exclusive to the extent specified herein. During the term hereof, Builders Square shall not permit itself or any other third party (except Home) to offer such permanent, fixed-term Loan Products as described in the immediately preceding sentence at the Stores. However, nothing contained herein shall be construed to prohibit Builders Square from offering, either itself or through any other third parties, any loan products that are of a revolving-term nature, such as credit card sales or commercial revolving line of credit programs,

Square Plus, regular private label cards, business credits, or revolving third party credit cards, at any of the Stores.

5.    ADVERTISING.

5.1 Home agrees to provide joint marketing and/or advertising to promote its Loan Products, Kiosks, and/or MoneyLink financing program at the Stores and Builders Square's products and services in connection therewith. Home agrees that such marketing and advertising will be conducted jointly with Builders Square, in accordance with the provisions of this Article 5 and this Agreement.
                                                  ---------
The content of the joint marketing and advertising and the expenditure of funds related thereto shall be subject to the prior joint approval of Home and Builders Square. Except as provided below, Home agrees that the amount of its participation in advertising and promotion as described in this Section will, on a quarterly basis, be equal to (but may in Home's sole discretion exceed) one percent (1%) of the gross amount of all loans made by Home through Home's MoneyLink financing program, through the Kiosks or otherwise, to customers of Builders Square during the preceding quarter (the "Advertising Budget"). Home is
                                                   ------------------
not required to contribute any funds toward advertising and marketing during the Test Period; Home's contribution during the first (1st) quarter following the Test Period will be equal to one percent (1%) of the gross funding of all loans made by Home to Builders Square customers during the Test Period. Home's contributions to marketing and advertising as described in this Section shall be in addition to Home's costs and expenses for the preparation of Promotional Materials to be used in the Stores (excluding advertising copy), which costs and expenses are Home's sole responsibility and shall not be part of the Advertising Budget.

5.2 Home agrees to provide Builders Square and its auditors with copies of such financial information as Builders Square or its auditors may reasonably request to establish the amount of the Advertising Budget and to verify the required amount of Home's expenditures relating to the Advertising Budget. Home shall also provide Builders Square with [monthly] [quarterly] written reports, in form and substance acceptable to both parties, describing its marketing and advertising during the reporting period, which reports shall include an itemization of the amounts spent by Home (including copies of invoices) in connection with such marketing and advertising and a copy of the actual advertising copy or other marketing materials. Home will fund its participation in the marketing and advertising described above by making payments directly to third party vendors of such services. Notwithstanding anything contained herein to the contrary, neither party hereto shall issue any publicity or press release regarding the terms and conditions of its contractual relations with the other party hereunder, and neither party shall refer to this Agreement in the solicitation of business without obtaining the other party's prior written approval.

5.3 Home shall not use the Kiosks, Promotional Materials or the MoneyLink financing program to advertise, promote, refer or offer for sale the goods or services of any third parties without the prior written consent of Builders Square, and Home agrees to pay to Builders Square fifty percent (50%) of any fees, commissions or other payments Home receives in connection with any such approved third party advertisements, promotions, referrals or offers.

6. SERVICE MARKS, TRADEMARKS AND TRADE NAMES. Neither party shall use any of the service marks, trademarks or trade names (collectively, the "Marks") of the
                                                                 -----
other party without such party's prior written consent and only under the terms of any such consent; provided, however, that Builders Square may not unreasonably withhold its consent to Home's use of Builders Square's name and address in Home's Promotional Materials and advertising for the purpose of informing potential customers of the Stores at which Home's Loan Products are available. Each party will comply with all rules and procedures pertaining to the Marks prescribed by the owner of such Marks as may be amended from time to time (collectively, the "Rules"). Any unauthorized use of the Marks will
                         -----
constitute a default under this Agreement. Upon the termination or expiration of this Agreement, each party will immediately discontinue any and all uses of the other party's Marks.

7. EXPENSES. Home shall be solely responsible for all costs and expenses in connection with the Kiosks except as provided in Section 3.3 hereof. Home shall
                                                 -----------
also be solely responsible for all costs and expenses in connection with the Promotional Materials, including, without limitation, the creative design, production and printing of the Promotional Materials (in accordance with Article
                                                                         -------
5 hereof).
-

8.    HOME RESPONSIBILITIES.

8.1 LOAN PRODUCTS. Home will be solely responsible for creating, modifying and maintaining Home's Loan Products to be offered to customers of Builders Square for the purpose of enhancing the retail sales of Builders Square at the Stores. Home shall be solely responsible for explaining and selling its Loan Products to Builders Square customers (except only to the extent of the participation of Builders Square's designated employees as described in Exhibit
                                                                        -------
"B"), and processing, closing, funding, and servicing all loans thereunder;
---
 Builders Square shall have no such responsibilities (except only to the extent described in Exhibit "B"). Without limiting the foregoing, it is expressly
             ----------
understood and agreed that (i) all Promotional Materials shall state in a manner approved by both Builders Square and Home that Home is the sole lender with respect to Home's Loan Products, that Home is not affiliated with Builders Square, and that Builders Square has no liability or responsibility with respect to Home's Loan Products, and (ii) Home shall provide, either in all Loan Documents or as a separate disclosure that shall constitute a Loan Document and shall be provided at the same time as the other Loan Documents, a notice that Home is the sole lender with respect to Home's Loan Products, that Home is not affiliated with Builders Square, and that Builders Square has no liability or responsibility with respect to Home's Loan Products.

8.2 LOAN PROCESSING, CLOSING AND FUNDING; HOME REPRESENTATIVES. Home shall maintain sufficient facilities and staff to review adequately all loan applications of Builders Square customers and process, close and fund all approved applicants in an expedient and timely manner, subject to the receipt of any requested documentation from and the cooperation of, customers of Builders Square. All of the persons described in the foregoing sentence shall be Home employees or representatives (collectively, the "Home Representatives"). Home
                                                 --------------------
shall be solely responsible for arranging, directly or through third-party employers, for all compensation, workers' compensation, disability and taxes applicable to the Home Representatives. Home Representatives shall not represent that they are employees or agents of Builders Square. The Home Representatives shall comply with all rules and regulations that are applicable to Builders Square employees at the Stores whenever they are working at a Store. In addition, Builders Square reserves the right to deny access to any Store to any member of the Home Representatives who, in Builders Square's sole opinion, is disruptive, disorderly, under the influence of alcohol or drugs, harasses customers or Builders Square employees, or causes damages to persons or property located within the Store.

8.3 LOAN REPORTING. Home will furnish Builders Square with hardware and software in thirty-three (33) regional installed sales offices and the Builders Square home offices, consisting of thirty-four (34) personal computers as specified in Exhibit "C" attached hereto, together with software that allows the
             -----------
personal computers to furnish Builders Square with the hereafter described reports. The hardware and software will be made available on a timetable to be agreed by the parties. Home will furnish Builders Square with three (3) reports on a daily basis detailing (i) the number of applications received from the previous day's activity, the loan decision by Home with respect to each application, the borrower's name, and the originating Store location, (ii) the number of loans funded for the previous day, the borrower's name, the loan amount funded and the originating Store location, and (iii) the number of approved and unfunded loans with closings pending (the "pipeline report"),
                                                        ---------------
showing the borrower's name, loan amount, status of closing and the originating Store location. Home shall retain ownership of the hardware and software and shall allow Builders Square to use the same free of charge for the term of this Agreement. Home will pay shipping costs involved in delivery of the hardware and software to each Builders Square office, and shall be responsible for any maintenance or replacement of the same throughout the term of this Agreement. Builders Square shall be responsible for the costs of setting up the hardware and installation of the software. Upon termination of this Agreement for any reason, Builders Square shall return all hardware and software to Home at Builders Square's sole cost and expense.

9. BUILDERS SQUARE RESPONSIBILITIES. Builders Square will have no responsibilities under this Agreement except as otherwise specifically provided herein. Notwithstanding any other provision herein to the contrary, it is expressly understood and agreed that Builders Square is not the lender with respect to Home's Loan Products. Furthermore, it is understood and agreed that Builders Square shall not in any way be responsible for closing, funding, servicing, collecting, qualifying or making any loan that is a Home Loan Product, for underwriting or guarantying any loan that is a Home Loan Product, or for investigating or verifying any information provided by any applicant for any Home Loan Product, it being understood and agreed that all such tasks are to be performed solely by Home.

10. RELATIONSHIP BETWEEN BUILDERS AND HOME. Home is an independent contractor and licensee hereunder and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture or employee-employer or principal-agent relationship between Home and Builders Square. Neither Home nor Builders Square shall make any representations to any customer or any other person or entity that implies that Builders Square is an ostensible or apparent agent, partner or joint venturer of Home or that Home is an ostensible or apparent agent, partner or joint venturer of Builders Square.

11.   REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION.

11.1 REPRESENTATIONS AND WARRANTIES OF HOME. Home represents and warrants to Builders Square that:

      (a) Home currently possesses and shall maintain during the term of this Agreement, all necessary or required licenses, permits, consents or approvals (collectively, the "Licenses") required under any applicable federal, state or
                    --------
local law, regulation, code or ordinance (collectively, "Applicable Laws"), by
                                                         ---------------
the states and/or governmental or quasi-governmental agencies or political subdivisions of such states as set forth in paragraph (a) of Exhibit "D", in
                                                             -----------
connection with this Agreement, including the loan and financing services offered by Home hereunder and/or the establishment and operation of the Kiosks at the Stores.

      (b) As of the date hereof, Home has applied for all necessary Licenses required under Applicable Laws in such states as set forth in paragraph (b) of

Exhibit "D". Home shall diligently pursue the obtainment of all such Licenses
-----------
and upon obtainment of such Licenses, shall maintain the Licenses thereafter in good standing with the appropriate state and/or other governmental authorities.

      (c) Home will, within fifteen (15) business days after the date of this Agreement, apply for and diligently pursue all necessary Licenses required under Applicable Laws by the states set forth in paragraph (c) of Exhibit "D". Home
                                                            -----------
shall diligently pursue the obtainment of all such Licenses, and upon obtainment of such Licenses, shall maintain the Licenses thereafter in good standing with the appropriate state and/or other governmental authorities.

      (d)   If Home does not obtain the Licenses described in paragraphs (b) or
(c) above by the end of the Test Period, then this Agreement may be terminated by either party upon written notice to the other party. In addition, if any governmental or regulatory authority now or hereafter in existence shall disapprove of the offering of loan and financing services by Home at the Stores or any aspect of the performance by either party as required herein to satisfy this Agreement, or if any such authority shall direct any party hereto to discontinue its performance hereunder, the parties agree that this Agreement may be immediately terminated at the election of either party by written notice, without liability to either party hereunder.

      (e) Home currently possesses and shall maintain during the term of this Agreement sufficient financial capability to originate, close, fund and service all qualifying loans to customers of Builders Square in accordance with the terms of this Agreement.

      (f) Home currently possesses and shall maintain during the term of this Agreement a contract of insurance for property improvement home loans under Title I of the National Housing Act as issued by the U.S. Department of HUD, Federal Housing Commissioner, or in absence of such a contract if, and only if, the same ceases to exist due to a statutory change of law, the ability to originate, close, fund and service loans of a similar nature to loans made available under the Title I program.

      (g) Home's execution of and entering into this Agreement does not violate or contravene any provision of any other contract or agreement to which Home is a party.

      (h) Home has no actual knowledge of any fact which would prohibit Home from receiving the Licenses described in subparagraphs (b) or (c) above.

      (i) Home shall comply with all Applicable Laws (including, without limitation, all Applicable Laws relating to usury, installment sales, consumer credit, billing errors, credit discrimination, debt, collection, liens, encumbrances, and unfair, deceptive or unconscionable practices) in connection with this Agreement and the services to be provided by Home hereunder, including, without limitation, Home's offering, evaluating, funding, processing, servicing, and collecting of loans, its Promotional Materials, and its Loan Documents.

11.2 REPRESENTATION AND WARRANTIES OF BUILDERS SQUARE. Builders Square represents and warrants to Home that, except where the consent of a landlord of Builders Square may be required as hereinbelow described, Builders Square's execution of and entering into this Agreement does not violate or contravene any provision of any other contract or agreement to which Builders Square is a party. Should any Store lease require the consent of the landlord thereunder prior to the installation of a Kiosk or commencement by Home of the activities herein contemplated, Builders Square agrees to use commercially reasonable efforts to promptly obtain such consent, and Home shall have no right to enter or use such Store pursuant to this Agreement until such consent is obtained.

11.3  INDEMNIFICATION.

      (a) Home shall indemnify and hold Builders Square, its affiliates, employees, officers, directors, representatives, and agents harmless from and against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on (i) any breach by Home or any agent or employee thereof of any covenant, agreement, warranty or representation set forth in this Agreement or any covenant, agreement, warranty or representation made to any customer in any Promotional Materials or in any Loan Document or in connection therewith, and (ii) the negligence, misrepresentation, fraud, recklessness, intentional misconduct or willful act or omission of Home or any agent or employee thereof, and (iii) any violation of law, legal deficiency, misrepresentation or omission in any Promotional Materials or in any Loan Document, or in the offering, evaluating, funding services and/or collection of any loans (including, without limitation, any damages or claims arising out of or in connection with the failure by Home to provide adequate training or guidance to Builders Square or its employees concerning Home's Loan Products, the Loan Documents, the MoneyLink financing program, or Applicable Laws relating thereto or to the offering of the same to the public), and (iv) any claim by any person or entity that Home failed or refused to provide loan or financing services to such person or entity, and (v) any property damage, personal injury or death arising, directly or indirectly, from any occurrence at any of the Stores in connection with the Kiosks, and (vi) any electrical, telephone or other utility failure that may affect the Kiosks, and shall reimburse Builders Square for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, as incurred; provided, however, that Home shall not be liable in any case to the extent that such claim, loss, damage, liability or expense arises out of or is based on the gross negligence, recklessness or intentional actions of Builders Square or any of its agents or employees.

      (b) Builders Square shall indemnify and hold Home, its affiliates, employees, officers, directors, representatives, and agents harmless from and against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on (i) any fraud or willful misconduct on the part of Builders Square or any of its employees in connection with this Agreement, or (ii) an alleged defect in Builders Square's goods or services, but only to the extent that the particular claim or loss is covered by a Builders Square express written warranty (the "Builders Square Warranty") that benefits the particular Builders Square
-------------------------
customer that is involved in such claim. Notwithstanding any provision contained herein to the contrary, including, without limitation, the immediately preceding sentence and Section 15.10 hereof, Builders Square's indemnity described in
             -------------
clause (ii) above shall expire on the earlier of the expiration date of the Builders Square Warranty or the date of the Builders Square customer's signed acceptance of the relevant goods and/or services of Builders Square. Builders Square shall provide a Builders Square Warranty to each of its customers who purchases a Builders Square's installed sales program. A copy of the Builders Square Warranty is attached hereto as Exhibit "E" and
                                                           ----------
incorporated herein for all purposes.

      (c)   Each party entitled to indemnification under this Section 11.3 (the
                                                              ------------
"Indemnified Party") shall give notice to the party required to provide
------------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
becomes aware of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party, whose approval shall not be unreasonably withheld. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 11.3 only
                                                             ------------
to the extent that such failure to give notice shall materially and adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. The Indemnifying Party litigation shall not be liable under this
Section 11.3 for amounts paid in settlement of any claim covered hereby if such
------------
settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

12. INSURANCE. Home shall, at its sole cost and expense, obtain and maintain, throughout the term hereof, commercial general liability insurance with limits of not less than $1,000,000 for bodily injury and $500,000 for property damage per occurrence, protecting it and Builders Square, and Builders Square's landlords and their respective mortgagees, against any liability that may accrue against them or any of them on account of occurrences on or about the Stores as a consequence of the presence of the Kiosks at the Stores, which occurrences may result in property damage, personal injury or death. Home shall also, at its sole cost and expense, obtain and maintain, throughout the term hereof, errors and omissions insurance with limits of not less than $1,000,000, protecting it (with Builders Square as a loss payee) against any liability that may accrue in connection with Home's Loan Products, including based on breach of duty, negligence, error, misstatement, misleading statement or omission. Home shall provide Builders Square and its landlords with certificates of insurance acknowledging Builders Square and its landlords as additional insureds (or loss payee, as applicable) under said insurance policies. Such insurance shall contain waiver of subrogation clauses and shall provide that the same may not be canceled unless thirty (30) days prior written notice of such cancellation is given to Builders Square and its landlords by the insurers. Home shall maintain the Kiosks adequately insured against casualty or damage, and Builders Square shall have no liability to Home for any losses or damages suffered by the Kiosks.

13. SECURITY. Home shall provide any and all security that it may desire in connection with the Kiosks and the personal property located on or in the Kiosks; Builders Square shall have no liability or responsibility to Home or any other person or entity for any security in connection with the Kiosks, regardless of whether Home elects to provide any security as described in this Section.

14.   CONFIDENTIALITY.  Each party (the "Receiving Party") covenants and agrees
                                         ---------------
that, both during the term of this Agreement and at all times thereafter, it shall not use or disclose to any other person or entity any Confidential Information (defined below) of the other party (the "Disclosing Party"), shall
                                                     ----------------
not in any other way publicly or privately disseminate any Confidential Information, and shall not help anyone else to do any of these things, except
(i) to the Receiving Party's employees to whom disclosure is necessary for proper use of the Confidential Information in accordance herewith; (ii) to any third party authorized in writing by an officer of the Disclosing Party to receive such disclosure; and (iii) as may be required by law. "Confidential Information" shall mean all information disclosed by the Disclosing Party to the Receiving Party, not generally known to the public, that relates to the business or customers of either party, including but not limited to any information regarding Home's customers and/or Builders Square customers. All Confidential Information shall be considered trade secrets of the Disclosing Party and the Receiving Party shall treat such Confidential Information as it would treat its own Confidential Information.

15.   MISCELLANEOUS.

15.1 GOVERNING LAW AND VENUE. This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of Texas applicable to agreements entered into and performed within such State, but without reference to the conflicts of law rules of such State, and suits brought in connection with this Agreement shall be brought in the courts of Bexar County, Texas.

15.2 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon both of the parties hereto and their respective successors and permitted assigns. Neither party shall assign this Agreement nor delegate any obligations hereunder without the prior written consent of the other party which consent may be withheld at each party's sole discretion. In this regard, Home acknowledges that Builders Square is relying on the skill and character of Home in the performance of this Agreement.

15.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes and renders null and void any and all other prior oral or written agreements, understandings, or commitments pertaining to the subject matter hereof. No variation hereof shall be deemed valid unless in writing and signed by the parties hereto, and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto or by a writing signed by the parties hereto.

15.4 WAIVER. The failure of any party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No wavier of any term or any condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party. No waiver by either party of any provision or condition of this Agreement to be performed shall be deemed a waiver of similar or dissimilar provisions and conditions at the same time or any prior or subsequent time.

15.5 INVALIDITY. Should any part of this Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any portion which may for any reason be declared invalid.

15.6 NOTICES. Any notices required to be delivered under this Agreement shall be in writing and sent to the addresses or telecopy numbers set forth below. Any party may change its address and/or telecopy number for notice purposes by giving written notice of such change as set forth herein:

      If to Home:               HomeOwners Mortgage and Equity, Inc.
                                6836 Austin Center Blvd., Suite 280
                                Austin, Texas 78731
                                Attn:  John W. Ballard, President & CEO
                                Telecopy: (512) 795-9815

      If to Builders Square:    Builders Square, Inc.
                                9725 Datapoint Drive
                                San Antonio, Texas 78229
                                Attn:  Senior Vice President - Chief Financial
Officer
                                Telecopy:  (210) 616-8018

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopy number set forth in this

Section 15.6 and the telecopy machine used by the sender provides a written
------------
confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed, (ii) if given by U.S. Mail, 72 hours after such communication is deposited in the mail for delivery by certified or registered first class mail, return receipt requested, with the appropriate postage prepaid, addressed as set forth in this Section 15.6, (iii)
                                                            ------------
if delivered by overnight courier service, when such notice is actually received at the address set forth in this Section 15.6 as recorded by such overnight
                                 ------------
courier service or (iv) if given by any other means, when actually received at the address set forth in this Section 15.6.
                              ------------

15.7 CAPTIONS. The captions contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

15.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

15.9 ATTORNEYS' FEES. If either party is required to retain the services of any attorney to enforce or otherwise litigate or defend any matter or claim arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party, in addition to any other relief awarded or granted, its reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and reasonable expert witnesses' fees) incurred in such proceeding.

15.10 SURVIVAL.  The obligations of the parties set forth in Sections 11.3
                                                             -------------
(except as otherwise expressly provided in Section 11.3(b)), 14 and 15.9 shall
                                           ---------------   --     ----
survive the termination or expiration of this Agreement.

15.11 AMENDMENT. This Agreement may be amended or modified at any time and in all respects, and may be waived as to any provisions, only by an instrument in writing executed by all parties hereto.

15.12 AUTHORITY. Each person who executes this Agreement below on behalf of the indicated party represents that he or she has obtained all consents, approvals, and authority necessary to execute this Agreement on behalf of said party.

15.13 NO THIRD PARTY BENEFICIARIES. There are no third party beneficiaries of this Agreement, it being the intention of the parties that this Agreement is for the exclusive benefit of the parties hereto and for no one else.

      IN WITNESS WHEREOF, HOME AND BUILDERS SQUARE have executed this Agreement as of the date first set forth above.


                              HOMEOWNERS MORTGAGE AND EQUITY, INC.
ATTEST:

BY:/s/ Anna M. Walker         BY: /s/ John W. Ballard
   ---------------------         --------------------------------------
                              NAME:John W. Ballard
                                   ------------------------------------
                              TITLE:President/CEO
                                    -----------------------------------

                              BUILDERS SQUARE, INC.
ATTEST:

BY:/s/ Betty Reed             BY:/s/ Calvin B. Massmann
  ----------------------         --------------------------------------
                              NAME:CALVIN B. MASSMANN
                                   ------------------------------------
                              TITLE:SR. V.P/C.F.O.
                                    -----------------------------------

STATE OF TEXAS      (S)
                    (S)
COUNTY OF Travis    (S)
          ------

     Before me, the undersigned Notary Public in and for the County and State aforesaid, personally appeared John Ballard, who upon oath acknowledged to be
                               ------------
the President of Builders Square, a Delaware corporation, and that he/she
    ---------
executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal this 27th day of November, 1996.
          ----        --------

       [NOTARY PUBLIC SEAL]              /s/ Ricardo Castillo
                                         ---------------------
                                             Notary Public
My appointment expires:

____________________________


STATE OF TEXAS   (S)
                 (S)
COUNTY OF BEXAR  (S)

     Before me, the undersigned Notary Public in and for the County and State aforesaid, personally appeared CALVIN B. MASMANN, who upon oath acknowledged to
                               ------ -- -------
be the SR.V.P./C.F.O. of Builders Square, a Delaware corportion, and that
       ---------------
he/she executed the same as the act of such corporation for the purposes and consideration therin expressed, and in the capacity therein stated.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal this 27 day of November, 1966.
          --

                                               /s/ Carol A. Meales
                                               -----------------------
                                                    Notary Public

My appointment expires:

      2-15-2001
-------------------------                                [NOTARY PUBLIC SEAL]

                                   EXHIBIT A

* Designates Test Stores
                           BUILDERS SQUARE BY STATE
                           ------------------------

State          Store  Address                      City, State, Zip
-----          -----  -------                      ----------------

ALABAMA        1554   2601 N. Memorial             Huntsville, AL  35810


COLORADO       1041   860 S. Colorado Blvd.        Glendale, CO  80222
               1378   880 S. Abilene St.           Aurora, CO  80012
               1379   9050 N. Wadsworth            Westminster, CO  80021
               1499   1725 Sheridan Blvd.          Edgewater, CO  80214
               1580   813 E. Harmony Rd.           Ft. Collins, CO  80525
               1595   4887 S. Wadsworth Way        Denver, CO  80123


FLORIDA        1009   13755 S.W. 88th St.          Miami, FL  33186
               1033   2495 Gulf to Bay             Clearwater, FL  34625
               1313   12525 W. Sunrise Blvd.       Sunrise, FL  33323
               1321   2302 E. Semoran Blvd.        Apopka, FL  32703
               1322   5750 Jog Rd.                 Lake Worth, FL  33467
               1323   955 W. Brandon Blvd.         Brandon, FL  33511
               1325   750 University Dr.           Coral Springs, FL  33071
               1345   1400 Waterford Pl.           Delray Beach, FL  33444
               1350   11100 E. Colonial Dr.        Orlando, FL  32817
               1353   1450 Executive Circle        Palm Bay, FL  32905
               1355   20811 S. Dixie Hwy.          Cutler Ridge, FL  33189
               1369   13711 S. Taminani 100        Ft. Myers, FL  33912
               1372   13501 S. Dixie Hwy.          Miami, FL  33156
               1377   4000 Oakwood                 Hollywood, FL  33020
               1382   12201 Pines Blvd.            Pembroke Pines, FL  33026
               1397   2400 W. International        Daytona Beach, FL  32114
               1423   1412 W. Fairfield Dr.        Pensacola, FL  32501
               1512   4025 US 98 N.                Lakeland, FL  33805
               1526   204 Semoran Blvd.            Casselberry, FL  32707
               1535   5181 110th Ave N.            Clearwater, FL  34620


ILLINOIS       1001   956 N. Illinois Rt. 59       Aurora, IL  60504
               1003   6640 E. State St.            Rockford, IL  61108
               1021   7311 Melvina                 Niles, IL  60714
               1043   2001 Belvidere Rd.           Waukegan, IL  60085
               1311   363 N. Naperville Rd.        Bolingbrook, IL  60440
               1318   4340 Lincoln Hwy.            Matteson, IL  60443
               1332   7200 Woodward Ave.           Woodridge, IL  60517
               1336   17620 Halsted Rd.            Homewood, IL  60430
               1337   7770 S. Cicero Ave.          Burbank, IL  60459
               1368   493 N. Milwaukee             Vernon Hills, Il  60061
               1376   3001 Plainfield Rd.          Joliet, IL  60435
               1386   1325 Meacham Rd.             Schaumburg, IL  60173
               1399   1000 Winston Plaza           Melrose Park, IL  60160
               1414   265 State Rt 83              Elmhurst, IL  60126

State          Store  Address                      City, State, Zip
-----          -----  -------                      ----------------

ILLINOIS       1426   8901 N. Knoxville Ave.       Peoria, IL  61615
               1430   16199 South Harlem           Tinley Park, IL  60477
               1432   350 Army Trail Rd.           Bloomingdale, IL  60108
               1433   400 Airport Rd.              Elgin, IL  60120
               1434   1575 N. Rand Rd.             Palatine, IL  60067
               1520   2400 Main St.                Evanston, IL  60202
               1531   1 Countryside Plaza          Countryside, IL  60525


INDIANA        1016   6235 Lima Road               Ft. Wayne, IN  46818
               1017   115 Cross Pointe Blvd.       Evansville, IN  47715
               1018   4641 Lafayette               Indianapolis, IN  46254
               1049   2782 East 79th Ave.          Merrillville, IN  46410
               1429   7826 Interstate Plaza        Hammond, IN  46324
               1480   602 N. Shortridge            Indianapolis, IN  46219


KANSAS         1320   9609 E. Kellogg              Wichita, KS  67207
               1326   17th S. W. Wanamaker         Topeka, KS  66604
               1471   613 S. Dugan Rd.             Wichita, KS  67209
               1473   12010 W. 95th St.            Lenexa, KS  66215


KENTUCKY       1339   828 Heights Blvd.            Florence, KY  41042


MICHIGAN       1011   3175 Westbay                 Saginaw, MI  48604
               1019   31510 Gratiot Ave.           Roseville, MI  48066
               1020   29659 7 Mile Rd.             Livonia, MI  48152
               1035   555 Ctr. Dr. N.W.            Walker, MI  49504
               1039   33801 Van Dyke               Sterling Heights, MI  48312
               1301   5115 Portage Rd.             Kalamazoo, MI  49001
               1361   45160 Utica Park Blvd.       Utica, MI  48317
               1383   2214 Summit Mall Dr.         Waterford, MI  48328
               1398   5951 Mercury Dr.             Dearborn, MI  48126
               1435   8400 East 8 Mile             Detroit, MI  48234
               1436   14800 Dix Toledo Rd.         Southgate, MI  48195
               1461   3603 Miller Rd.              Flint, MI  48507
               1490   43610 West Oaks              Novi, MI  48377
               1528   4250 28th St. S.E.           Grand Rapids, MI  49508
               1530   4949 Coolidge Hwy.           Royal Oak, MI  48073
               1533   5750 S. Cedar                Lansing, MI  48911
               1541   2820 Washtenaw Ave.          Ypsilanti, MI  48197
               1570   223 Auburn E.                Rochester Hills, MI  48307
               1578   42000 Ford Rd.               Canton Township, MI  48187
               1598   4715 24th Avenue             Ft. Gratiot, MI  48059

State          Store  Address                      City, State, Zip
-----          -----  -------                      ----------------

MISSOURI       1013   9440 Watson Rd.              Crestwood, MO  63126
               1394   13929 Manchester Rd.         St. Louis, MO  63011
               1458   11424 Hickman Mills          Kansas City, MO  64134
               1459   14221 Hwy 40 E.              Kansas City, MO  64136
               1537   12410 St. Charles Rock       Bridgeton, MO  63044
               1557   10710 W. Florissant          Ferguson, MO  63136
               1579   3300 S. Glenstone            Springfield, MO  65804
               1589   6750 Manchester Ave.         St. Louis, MO  63139


NEW JERSEY     1396   2080 N. Blackhorse           Williamstown, NJ  08094
               1588   300 Trotters Way             Freehold, NJ  07728


NEW MEXICO     1495   45 Hotel Circle NE           Albuquerque, NM  87123


NEVADA         1439   4501 W. Charleston           Las Vegas, NV  89102


NEW YORK       1304   2799 Wallllden               Cheektowaga Twp, NY  14225
               1305   Northern Lights Ctr, Rt 11   N. Syracuse, NY  13212
               1331   4405 Milestrip Rd.           Blasdell, NY  14219
               1380   26 B. Crossing Blvd.         Clifton Park, NY  12065
               1385   750 Builders Way             Niagara Falls, NY  14304
               1560   1814 Central Ave.            Colonie, NY  12205
               1567   400 Jay Scutti Blvd.         Rochester, NY  14623


OHIO           1025   8199 Pearl Rd.               Strongsville, OH  44136
               1306   4450 Eastgate Blvd.          Cincinnati, OH  45245
               1343   4066 W. Medina Rd.           Montrose, OH  44333
               1364   5865 Chantry Dr.             Columbus, OH  43232
               1392   3400 Highland Ave.           Cincinnati, OH  45213
               1441   1866 Shiloh Springs, Bldg A  Dayton, OH  45426
               1463   1520 Wooster Ave.            Akron, OH  44320
               1465   2230 Fairless Dr.            Lorain, OH  44055
               1486   510 Howe Ave.                Cuyahoga Falls, OH  44221
               1489   21669 Ctr. Ridge             Rocky River, OH  44116
               1513   5750 Columbus Sq.            Columbus, OH  43231
               1527   4321 Whipple Ave.            Canton, OH  44718
               1542   1191 Smiley                  Forest Park, OH  45240
               1566   6199 Wilson Mills Rd.        Highland Hts, OH  44143
               1572   23100 Broadway               Oakwood Village, OH  44146
               1592   3575 W. Dublin-Grandville    Columbus, OH  43235


OKLAHOMA       1388   9717 E. 71st St.             Tulsa, OK  74133
               1440   7700 S. Walker               Oklahoma City, OK  73139
               1442   525 N. Memorial              Tulsa, OK  74115
               1456   2905 N.W. 36th St.           Oklahoma City, OK  73112

State          Store  Address                      City, State, Zip
-----          -----  -------                      ----------------

OREGON         1464   2315 S.E. 82nd Ave.          Portland, OR  97216
               1466   1160 N. Hayden Meadow        Portland, OR  97217


PENNSYLVANIA   1334   Rt. 51 Constitution          Beaver Falls, PA  15010
               1358   501 Cetronia Rd.             Allentown, PA  18104
               1359   232 Mall Blvd.               King of Prussia, PA  19406
               1384   5101 Jonestown Rd.           Harrisburg, PA  17112
               1448   1500 Yost Blvd.              Braddock Hills, PA  15221
               1488   8050 McKnight Rd.            Pittsburgh, PA  15237
               1510   2424 E. Lincoln Hwy.         Langhorne, PA  19047
               1558   903 Loucks Rd.               York, PA  17404
               1565   2030 Fruitville Pike         Lancaster, PA  17601
               1573   7200 Peach St, 300           Erie, PA  16509
               1574   1025 Mountain View           West Mifflin, PA  15122


PUERTO RICO    1002   Los Colobos, PR 3 KM 14.0    Carolina, PR  00985
               1004   Montehiedra Ctr 9410         San Juan, PR  00926
               1307   Plaza Mall 70, Hwy 30        Caguas, PR  00725
               1309   2399 Carr #2                 Bayamon, PR  00959
               1310   2765 Carr #2                 Mayaguez, PR  00680
               1354   El Toque Industrial Prk      Ponce, PR  00731


TEXAS        * 1005   7950 FM 1960                 Houston, TX  77070(KIOSK)
             * 1006   25415 I-45 N.                Woodlands, TX  77380(KIOSK)
             * 1007   5400 Fairmont Pkwy           Pasadena, TX  77505
               1008   2500 Soncy Blvd.             Amarillo, TX  79121
               1030   11751 Gateway W.             El Paso, TX  79936
               1031   655 Sunland Park, Ste D      El Paso, TX  79912
               1032   5407 Andrews Hwy             Midland, TX  79704
             * 1036   6001 NW Loop 410             San Antonio, TX  78238
             * 1340   13013 US 281 N.              San Antonio, TX  78216
               1341   716 E. Expwy 83              McAllen, TX  78501
             * 1344   10241 N. Frwy                Houston, TX  77037
             * 1346   7500 IH 35 North             San Antonio, TX 78218(KIOSK)
               1348   2400 Boca Chica              Brownsville, TX  78520
             * 1351   14409 Park Hollow Dr.        Houston, TX  77082
             * 1373   2920 SW Military             San Antonio, TX  78224
             * 1401   100 Crossroads, 200          San Antonio, TX  78201
               1406   3701 50th St.                Lubbock, TX  79413
             * 1409   4645 Beechnut                Houston, TX  77096
             * 1411   20091 Gulf Frwy              Webster, TX  77598
             * 1421   1010 West Belt N.            Houston, TX  77043
               1422   5501 Airport Blvd.           Austin, TX  78751
               1561   5425 S. Padre Island         Corpus Christi, TX  78411
               1583   4970 290 W, 5                Austin, TX  78735
               1584   12707 N. MoPac Expwy.        Austin, TX  78727
               1590   5700 San Bernardo            Laredo, TX  78041


VIRGINIA       1515  4725 Virginia Beach           Virginia Beach, VA  23462

State          Store  Address                      City, State, Zip
-----          -----  -------                      ----------------

WISCONSIN      1362   2429 S. Greenbay Rd.         Racine, WI  53406
               1393   401 E. Capitol Dr.           Milwaukee, WI  53212
               1483   150 West Holt Ave.           Milwaukee, WI  53207
               1487   6740 W. Greenfield           West Allis, WI  53214
               1523   10202 W. Silver Spring       Milwaukee, WI  53225

                                  EXHIBIT "B"

              TASKS TO BE PERFORMED BY BUILDERS SQUARE EMPLOYEES

   In any instance where Builders Square is acting as a contractor to the customer, the following procedures (in the sequence they are shown below) shall apply to the employee(s) or representative(s) of Builders Square communicating with the customer.

1. Builders Square shall determine the nature of the improvements and/or repairs being sought by the customer to their residence by discussing the same with the customer.

2. The customer shall be asked by Builders Square how they plan to pay for the project.

3. The customer shall be shown by Builders Square the Authorized MoneyLink Contractor Certificate which evidences that Builders Square is authorized to introduce the customer to Home, inc. and its MoneyLink financing programs.

4. Builders Square shall discuss with the customer other projects that are similar to the project the customer is inquiring about and their range of costs, including the total prices of the comparison projects and the amount of monthly payments for the prices if the projects were financed by Home, inc.

5. Builders Square shall explain to the customer the advantages of using Home, inc.'s MoneyLink financing programs as explained in Home inc.'s Promotional Materials furnished at the "point of purchase/sale" in the stores of Builders Square, including pointing out to the customer the possibility of upgrades in the project and/or allowing a more comprehensive project to be considered by the customer as a result of using a MoneyLink loan offered by Home, inc.

6. At any time when the customer asks Builders Square the question, "What is the interest rate for the loan?", Builders Square shall respond in a manner consistent with the suggested responses contained on Page 19, in Part Two, The MoneyLink Book.

7. Builders Square shall provide the customer with a MoneyLink brochure and explain the features offered to the customer by Home, inc.'s loans, as set forth in the brochure. Builders Square shall ask the customer to fill out the "Preliminary Credit Worksheet" form contained in the brochure in the event the customer is interested in requesting a loan from Home, inc. (THE FORM MUST BE
                                                             ----------------

FILLED OUT BY THE CUSTOMER(S) AND SIGNED WITHOUT ANY ASSISTANCE FROM BUILDERS
-----------------------------------------------------------------------------
SQUARE)
------
8. Builders Square shall offer to fax the "Preliminary Credit Worksheet" to Home, inc. on behalf of the customer.

Page Two
Exhibit "B"


9. On a customer's request for a proposal for Builders Square's installed sales with Home, inc. financing, Builders Square shall prepare a written job proposal covering Builders Square's installed sales with financing by Home, inc. for the customer's review and acceptance. Upon the customer's signature accepting such job proposal, Builders Square shall send a copy of the job proposal to Home, inc. via facsimile, with the name of the customer and the relevant Builders Square store set forth on the job proposal. Any financing by Home, inc. shall be subject to Home, inc.'s approval of the loan to the customer.

THE FOLLOWING PROCEDURES AND RESPONSES ON THE PART OF BUILDERS SQUARE ARE
-------------------------------------------------------------------------
PROHIBITED BY HOME, INC.:
------------------------

1. Any statement or representation by Builders Square to the customer that Builders Square is the lender, or makes any decision on a customer's request for a loan from Home, inc., including, but not limited to, the approval or denial of the loan, or the setting of its terms and conditions.

2. Any statement or representation by Builders Square to the customer regarding the rate of interest, fees or other charges that will be incurred by the customer on an approved loan from Home, inc., or the terms and conditions under which Home, inc. will approve a loan to a customer, or the probability that Home, inc. will approve a loan to the customer.

3. Builders Square filling out the "Preliminary Credit Worksheet" for the customer.

4. Builders Square using (or providing to any third party) any information contained in the customer's "Preliminary Credit Worksheet" for any purpose other than transmitting the same by fax or mail to Home, inc.

5. Builders Square using (or providing to any third party) any of the training materials furnished by Home, inc. for any purpose other than its own use in informing customers about Home, inc. and its MoneyLink financing programs.

IN THE EVENT THAT CLARIFICATION OF THE MATTERS SET FORTH ABOVE IS NECESSARY, THE CONTENTS OF PART TWO, THE MONEYLINK BOOK ("PART TWO") MAY BE REFERRED TO BY THE PARTIES. HOWEVER, NOTWITHSTANDING ANY PROVISION TO THE CONTRARY HEREIN OR OTHERWISE, (A) THE TERMS OF THIS EXHIBIT SHALL GOVERN TO THE EXTENT OF ANY CONFLICT BETWEEN THIS EXHIBIT AND PART TWO, AND (B) PART TWO SHALL BE REVISED BY HOME, INC. IN ACCORDANCE WITH THE PROVISIONS OF EXHIBIT "B-1" ATTACHED HERETO AND INCORPORATED HEREIN FOR ALL PURPOSES.

[LETTERHEAD OF HOME, INC.]


                                 EXHIBIT "B-1"
                                 -------------

November 25, 1996

Mr. Cal Massmann              (Via Fax #210-616-8548)
Mr. Dave Baratta                 "              "
Builders Square, Inc.
9725 Datapoint Drive
San Antonio, Texas 78229


Anna Gonzalez Barber          (Via Fax #210-224-8336)
Fulbright & Jaworski
300 Convent Street, Suite 2200
San Antonio, Texas 78205

Re: Changes (in process) to the MoneyLink Book

Dear Cal, Dave and Anna:

The last draft of the License Agreement prepared by Anna on November 8th provides under paragraph 4.1(c) that Home will furnish Builders Square with any modifications it intends to make to The MoneyLink Book, of which Part Two is incorporated in the License Agreement as an appendix. We have finished a review of The MoneyLink Book for purposes of its intended use as a part of the training we will be providing the designated employees of Builders Square and in preparation of Exhibit "B" to the License Agreement. Accordingly, the following modifications and updates will be included in the versions used for the training of the designated Builders Square employees:

PART ONE, PAGE 12.  This section will be updated with the changes related to
------------------
branch offices of Home, inc. and the licensed states.

PART TWO, PAGE 2.  In the first sentence under the second section titled
-----------------
MoneyLink OneDoc, the sentence will be modified as follows "... if the home is at least three months old." The balance of the sentence will be deleted. (These changes are as a result of changes in Title 1 regulations permitting the home to only be three months old instead of six months old and deleting the requirement the home be owner-occupied.)

PART TWO, PAGE 6. (MONEYLINK ESTIMATED PAYMENT TABLE)  This table will be
-----------------------------------------------------
modified to reflect a change in the amortization term for all loans under $8,000 being 10 years and all loans $8,000 and over, up to $25,000, being amortized over 20 years. The resulting

Page Two
Massmann, Baratta and Barber letter
November 25, 1996



estimated monthly payment amounts will also change due to the longer amortization period allowed, resulting in lower monthly payments for loans under $15,000 than what was previously depicted in the table.


PART TWO, PAGE 8. (LOAN COMPARISON CHART) This chart will be revised to reflect
-----------------------------------------
an $8,000 loan example shown underneath the title of the chart instead of the $15,000 example previously shown, in order to better reflect the typical Builders Square loan. Additional changes will be made to the interest rate column in the chart as follows:

CREDIT QUALITY            TYPE OF LOAN                  INTEREST RATE
--------------            ------------                  -------------
      A             HOME, INC. MONEYLINK+PLUS               9.99%
                         (CONVENTIONAL)

      B             HOME, INC. MONEYLINK                   13.00%

      C             HOME, INC. MONEYLINK+PLUS         14.00% - 15.00%
                         (CONVENTIONAL)

      C             HOME, INC. MONEYLINK              14.00% - 15.00%

The corresponding monthly payments for each of the above loan types will also change due to the change in the interest rate used for each loan type. (The changed rates reflect the change in market conditions. As rate changes occur in the future, it may be necessary to modify the chart to reflect the fluctuation in interest rates.)

PART TWO, PAGE 19. After the second sentence in the fifth paragraph, insert the
------------------
following new sentence: "However, in Texas, home equity loans can only be secured with a lien by the lender if loan proceeds are used for either improving or repairing one's primary home, paying taxes, or as part of the purchase price." In the sixth paragraph, delete the last sentence in its entirety. In the eighth paragraph, modify the last sentence to read as follows: "Otherwise, a home improvement loan that does not require the borrower to have a certain amount of equity is probably your only recourse."

PART TWO, PAGE 21. The last sentence in the first section will be modified as
------------------
follows: "..., or a closing agent will come to the house, except in Texas where regulations prohibit a closing to occur in a borrower's residence." (This is due to regulations promulgated by the Consumer Credit Commissioner of Texas)

Page Three
Massmann, Baratta and Barber letter
November 25, 1996


In closing, the above changes are all that are contemplated for the Builders Square version of The MoneyLink Book that will be used in the training of employees. Since this letter is being used as an exhibit to the License Agreement, we will consider your acceptance of the same to occur upon the execution of the License Agreement by Builders Square and Home, inc.


Sincerely,

/s/ Gary J. Davis
Gary J. Davis
GJD/me

                                  EXHIBIT "C"

                   PROPOSED COMPUTER EQUIPMENT CONFIGURATION


Description                                                         Amount
-----------                                                         ------

Dell 5133/GL
1.4 GIG Hard Drive
16 Meg  Ram
US Robotics 33.6 Fax/Modem
15" Monitor
HP-682C Printer

(ea) $2,017.08    x      Quantity of 34         =    $68,580.72
                         Tax                    =      5,315.00
                                                     ----------
                                                      73,895.72
                         Shipping & Handling    =         50.00

                         TOTAL                  =    $74,745.72
                                                     ----------

                                  EXHIBIT "D"


Section 11.1(a)     Colorado
                    Florida
                    Indiana
                    Missouri
                    New Mexico
                    Oklahoma
                    Oregon
                    Texas


Section 11.1(b)     Alabama
                    Kansas
                    Michigan
                    Nevada
                    Virginia


Section 11.1(c)     Illinois
                    Kentucky
                    New York
                    Ohio
                    Pennsylvania
                    Wisconsin
                    Puerto Rico

                                                                       EXHIBIT E

                                LABOR GUARANTEE

  ------------------------------------------------------------------------
     If the workmanship of any installation arranged by Builders
     Square proves faulty within one year from date of this invoice, Builders Square will, upon notice from you, cause such faults to be corrected at no additional cost to you.
  ------------------------------------------------------------------------

INSTALLATION: IT IS UNDERSTOOD THAT BUILDERS SQUARE WILL NOT INSTALL SAID MATERIALS BUT THAT BY ACCEPTANCE OF THIS PROPOSAL YOU AUTHORIZE BUILDERS SQUARE TO ARRANGE WITH A CONTRACTOR LICENSED WHERE REQUIRED TO MAKE THE INSTALLATION YOU AUTHORIZE BUILDERS SQUARE (1) TO ISSUE TO SAID CONTRACTOR A COPY OF THESE SPECIFICATIONS (2) TO INSPECT THE INSTALLATION UPON COMPLETION WHEN CONSIDERED NECESSARY AND (3) TO PAY THE CONTRACTOR HIS CHARGE FOR SUCH INSTALLATION UPON YOUR SIGNATURE BELOW OR ELSEWHERE ESTABLISHING THAT THE INSTALLATION HAS BEEN SATISFACTORILY COMPLETED. YOU AGREE TO PAY THE AMOUNT SPECIFIED HEREIN WHICH WILL COVER THE PRICE OF SAID MATERIALS AND THE INSTALLATION CHARGES.

 . THIS ESTIMATE IS BASED ON A COMPLETED JOB AND ANY SURPLUS MATERIAL REMAINS THE
  PROPERTY OF BUILDERS SQUARE NO CREDIT SHALL BE DUE CUSTOMER ON RETURN OF SUCH MATERIAL.
 . THERE SHALL BE NO LIABILITY FOR DELAYS, OR FAILURE TO COMPLETE, DELIVER OR
  INSTALL ALL OR ANY OF THE AFORESAID MERCHANDISE, IF DUE TO FIRE, STRIKES,
  WAR, GOVERNMENT REGULATIONS, OR ANY CAUSE BEYOND OUR CONTROL.
 . ANY CHANGES MADE BY YOU IN THESE SPECIFICATIONS NECESSITATING ADDITIONAL
  MATERIALS OR LABOR SHALL NOT BE INCLUDED OR COVERED BY THIS PROPOSAL BUT SHALL BE PROVIDED FOR UNDER SEPARATE AND ADDITIONAL ORDERS FROM YOU

THIS PROPOSAL AND SAID SPECIFICATIONS SHALL NOT BE ALTERED OR MODIFIED EXCEPT BY WRITTEN AGREEMENT BETWEEN THE PARTIES HERETO AND VERBAL UNDERSTANDINGS AND AGREEMENTS WITH REPRESENTATIVES SHALL NOT BE BINDING UNLESS SET FORTH HEREIN.

  ----------------------------------------------------------------------------
                                NOTICE TO OWNER

     Under the law, any contractor, subcontractor, material supplier, or other entity or person who provides improvements to your real property who is not paid for the labor, services or material supplied, has a right to enforce a claim for same against your property (even though you did not contract directly with such person.) Under the law, there are one or more steps you may take to protect yourself against such claims and/or minimize your exposure in correction therewith.
     It's up to you to review the law and decide whether you want to take these precautions. You should consult your attorney if you have any questions.
  ----------------------------------------------------------------------------

TO CONTRACTOR:
The customer, named on the reverse side, wishes you to proceed with the installation at the specified address, of materials specified on the reverse side and/or on attached sketch or specification sheet. By the acceptance of this order you agree to protect and indemnify said customer and Builders Square from all claims or demands on account of injury to persons or property occurring during or as a result of said installation. You are responsible for payment of all contributions and taxes due under and for all requirements of Federal and State Social Security and Income Tax laws with respect to any payrolls incurred in performance of the work herein specified. These provisions do not in any way amend or modify any other agreement that you may have with Builders Square. On completion of the job you agree to obtain the customer's signature on the Letter of Satisfaction below, and execute the Waiver of Lien, submitting both to Builders Square, along with your invoice and any monies due on this contract.

                    CONTRACTOR: WAIVER AND RELEASE OF LIEN
The undersigned Contractor, in consideration of the sum of One Dollar and other good and valuable considerations, the receipt whereof from the customer whose name appears on the reverse side hereof is acknowledged, hereby waives, relinquished and forever releases all liens, rights of lien, claims and demands whatsoever which the undersigned, or any subcontractor, laborer, mechanic, or materialman claiming thru or under the undersigned, now has or might or could have for work done or for materials furnished on or to the building or buildings and premises situated at the address appearing on the reverse side hereof as the job location, the undersigned represents that all of the work performed on the said premises and materials furnished therefor by any other party or parties upon the order of the undersigned has been fully paid for, and the undersigned agrees to cause the prompt release of any mechanics liens which may be filed against said premises by any subcontractor, laborer, mechanic, or materialman claiming the right to file such lien through or under the undersigned, and the undersigned further agrees to defend, hold harmless and indemnify Builders Square, the customer whose name appears on the reverse side hereof and the owner of title to said premises, from and against all cost and expenses arising from or by reason of such lien or the release and discharge thereof.


SEALED AND DELIVERED THIS ________ DAY OF ______________ 19 __

SIGNATURE OF CONTRACTOR ______________________________________

CONTRACTORS LICENSE (Where required) _________________________

                       CUSTOMER APPROVAL OF INSTALLATION

THE INSTALLATION AS SET FORTH IN THIS INVOICE HAS BEEN COMPLETED TO MY SATISFACTION

____________________________________                ______________________
                  CUSTOMER SIGNATURE                         DATE